                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
General Growth Properties, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134, 333-82569,
333-84419, 333-88813, 333-88819 and 333-91621) on Form S-3 and the registration statements (Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461 and
333-79737) on Form S-8 of General Growth Properties, Inc. of our report dated March 1, 2005, with respect to the consolidated balance sheets of GGP/Homart, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated March 1, 2005, with respect to the consolidated balance sheets of GGP/Homart II L.L.C. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, members' capital and cash flows for each of the years in the three-year period ended December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of General Growth Properties, Inc.

KPMG LLP

Chicago, Illinois
March 21, 2005